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                               LEDGEWOOD LAW FIRM
                           A PROFESSIONAL CORPORATION
                               1521 LOCUST STREET
                        PHILADELPHIA, PENNSYLVANIA 19102

                                November 12, 1997

Resource America, Inc.
1521 Locust Street
Philadelphia, PA 19102

Gentlemen/Ladies:

         We have acted as counsel to Resource America, Inc. (the "Company") in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), with respect to the exchange offering of 12% Senior Notes Due 2004 (the "Notes"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Notes. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice in the Commonwealth of Pennsylvania and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation which has been duly formed and is validly subsisting under the laws of the State of Delaware.

         2. When issued, the Notes will be duly authorized, validly issued, fully paid, non-assessable and a binding obligation of the Company.

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Ledgewood Law Firm, P.C.

                                                LEDGEWOOD LAW FIRM, P.C.